Exhibit 23.1

Consent of Independent Auditor

Medalist Diversified REIT, Inc.

Richmond, Virginia

We hereby consent to the incorporation by reference in the Registration Statement of Medalist Diversified REIT, Inc. on Form S-8 (No. 333-228674 and 333-238483) and Form S-3 (No. 333-257238) of our report dated June 29, 2022, with respect to the statement of revenues and certain operating expenses of Salisbury Marketplace Property for the year ended December 31, 2021, which appears in Form 8-K/A of Medalist Diversified REIT, Inc., dated June 29, 2022.

Richmond, Virginia

June 29, 2022